UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2013

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant specified in its charter)

Maryland	1-34872	27-2481988
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Rexford Road

Suite 414

Charlotte, North Carolina 28211

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (704) 496-2500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Offering of 8.00% Series A Cumulative Redeemable Preferred Stock

On October 3, 2013, Campus Crest Communities, Inc. (the “Company”) and its operating partnership, Campus Crest Communities Operating Partnership, LP (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Raymond James & Associates, Inc., as representatives of the several underwriters named in Schedule II therein (the “Underwriters”), relating to the issuance and sale of 3,400,000 shares of the Company’s 8.00% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 510,000 shares of Series A Preferred Stock, which the Underwriters partially exercised on October 8, 2013 to purchase an additional 400,000 shares of Series A Preferred Stock. The Series A Preferred Stock was issued at a public offering price of $25.0611 per share and has the same terms and conditions as the 2,300,000 shares of Series A Preferred Stock issued by the Company in February 2012, other than the issue date, the issue price and the date from which dividends will begin to accrue, and forms a single series of preferred stock. The offering closed on October 9, 2013.

The offering was made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission on April 25, 2013 (File No. 333-188144), a base prospectus, dated April 25, 2013, included as part of the registration statement, and a prospectus supplement, dated October 3, 2013, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to that exhibit.

On October 9, 2013, the Company and the Operating Partnership executed the First Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership in connection with the Company’s completion of the offering of Series A Preferred Stock described above. The First Amendment to the Second Amended and Restated Agreement of Limited Partnership designates and authorizes the issuance to the Company by the Operating Partnership of up to an additional 3,910,000 8.00% Series A Cumulative Redeemable Preferred Units (the “Series A Preferred Units”), increasing the total number of Series A Preferred Units that may be issued by the Operating Partnership to the Company to 6,210,000. The Series A Preferred Units have substantially similar rights, preferences and other privileges as the Series A Preferred Stock.

A copy of the First Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to that exhibit.

Offering of its 4.75% Exchangeable Senior Notes due 2018

On October 9, 2013, the Operating Partnership issued $100,000,000 in aggregate principal amount of its 4.75% Exchangeable Senior Notes due 2018 (the “Notes”), including $15,000,000 aggregate principal amount of Notes issued pursuant to the option granted to the initial purchasers to purchase additional Notes. The terms of the Notes are governed by an indenture, dated as of October 9, 2013 (the “Indenture”), by and among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee. A copy of the Indenture, including the form of the Notes and the guarantee, the terms of which are incorporated herein by reference, is attached as Exhibit 4.2 to this report. See Item 2.03 below for additional information.

The Notes, including the guarantee, and the shares of common stock, par value $0.01 (the “Common Stock”) of the Company issuable in certain circumstances upon exchange of the Notes have not been registered under the Securities Act. The Operating Partnership offered and sold the Notes to the initial purchasers of the Notes (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

On October 9, 2013, in connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•	file a shelf registration statement (which shall be an automatic shelf registration statement if the Company is then a Well-Known Seasoned Issuer) covering resales of the Common Stock, if any, issuable upon exchange of the Notes, and use commercially reasonable efforts to have the registration statement declared effective on or prior to the 180th day after the original date of issuance of the Notes; and

•	use its commercially reasonable efforts to keep the registration statement effective to and including the earlier of:

o	the 20th trading day immediately following the maturity date of October 15, 2018 (subject to extension in certain circumstances); and

o	the date on which there are no longer outstanding any Notes or “restricted” shares (within the meaning of Rule 144 under the Securities Act) of Common Stock issued upon exchange of the Notes.

If the Company does not meet these deadlines then, subject to certain exceptions, additional interest will accrue on the Notes to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of Notes to and including the 90th day following such registration default and 0.50% of the principal amount thereafter, for the period during which the registration default is not cured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 9, 2013, the Operating Partnership issued $100,000,000 in aggregate principal amount of Notes. The Notes are senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all other existing and future senior unsecured indebtedness of the Operating Partnership. Interest is payable on April 15 and October 15 of each year beginning April 15, 2014 until the maturity date of October 15, 2018. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company.

The Notes bear interest at 4.75% per annum and contain an exchange settlement feature, which provides that the Notes may, under certain circumstances, be exchangeable for cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the option of the Operating Partnership, based on an initial exchange rate of 79.6020 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment of the exchange rate under certain circumstances. At the initial exchange rate, the Notes are exchangeable for Common Stock at an exchange price of approximately $12.56 per share of Common Stock, representing an approximately 25.0% premium over the last reported sale price of the Common Stock on October 3, 2013, which was $10.05 per share.

Prior to the close of business on the business day immediately preceding July 15, 2018, the Notes will be exchangeable at the option of the holders only under the following circumstances: (1) during any calendar quarter beginning after December 31, 2013 (and only during such quarter) if the closing sale price per share of the Common Stock is more than 130% of its exchange price for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter; (2) during the five consecutive business-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes was less than 98% of the product of the closing sale price per share of the Common Stock multiplied by the applicable exchange rate; or (3) upon the occurrence of specified corporate transactions described in the Indenture. On or after July 15, 2018, the Notes will be exchangeable at any time prior to the close of business on the second business day immediately preceding the maturity date. Subject to its election to satisfy its exchange obligations entirely in shares of Common Stock, upon exchange, the Operating Partnership will pay or deliver, as the case may be, to exchanging holders in respect of each $1,000 principal amount of notes being exchanged a settlement amount either solely in cash, solely in shares or in a combination of cash and shares of Common Stock. At any time prior to July 15, 2018, the Operating Partnership may irrevocably elect, in its sole discretion without the consent of the holders of the Notes, to settle all of its future exchange obligation entirely in shares of Common Stock.

The Operating Partnership may not redeem the Notes prior to their maturity date.

The holders of the Notes have the right to require the Operating Partnership to repurchase the Notes in cash in whole or in part in the event of a designated event for a repurchase price equal to 100% of the principal amount of the Notes plus unpaid interest, if any, accrued to, but excluding, the repurchase date. The holders of the Notes who exchange their Notes in connection with a designated event of the type described in the first two bullets of the definition of designated event, as described below, may be entitled to a make-whole premium in the form of an increase in the exchange rate.

A “designated event” will be deemed to have occurred at the time that any of the following occurs:

•	any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not applicable), other than the Company, the Operating Partnership or any majority-owned subsidiary of the Company, files a Schedule 13D or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the total voting power of the Company’s common equity;

•	the consummation of any (x) any consolidation, merger or binding share exchange or reclassification or similar transaction between the Company and another person (other than its subsidiaries), in each case pursuant to which the Common Stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of the Company’s common equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event or (ii) effected solely to change the Company’s jurisdiction of formation or to form a holding company for the Company and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common stock of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of the Company’s assets and its subsidiaries, on a consolidated basis, to another person (other than any of the Company’s subsidiaries);

•	the directors who either are members of the Company’s board of directors on October 3, 2013 or who become a member of the Company’s board of directors subsequent to that date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the continuing directors on the Company’s board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of its entire board of directors in which such individual is named as nominee for director cease to constitute at least a majority of the Company’s board of directors;

•	the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company (other than as described in the second bullet above);

•	the Common Stock (or other common stock underlying the Notes) ceases to be listed on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors); or

•	the Company (or any successor thereto permitted pursuant to the terms of the Indenture) ceases to be, either directly or indirectly through one or more of its subsidiaries, the general partner of the Operating Partnership or ceases to control the Operating Partnership.

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Notes, including:

•	default in the payment of any interest on the Notes when such interest becomes due and payable that continues for a period of 30 days;

•	default in the payment of the principal of the Notes, or any repurchase price due with respect to the Notes, when due and payable;

•	failure by the Operating Partnership or the Company to satisfy its obligations upon an exchange of Notes in accordance with the Indenture and such failure continues for five business days following the scheduled settlement date for such exchange;

•	failure to provide timely notice in connection with a designated event;

•	failure to comply with obligations related to a merger, consolidation or sale;

•	failure to provide notice of the specified corporate transactions pursuant to which the Notes will be exchangeable prior to the close of business on the business day immediately preceding July 15, 2018;

•	default in the performance, or breach, of any of the Operating Partnership’s or the Company’s other covenants or warranties in the Indenture with respect to the Notes and continuance of such default or breach for a period of 60 days after written notice;

•	default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, the Operating Partnership or by any subsidiary the repayment of which the Company or the Operating Partnership have guaranteed or for which the Company or Operating Partnership are directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $35,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument;

•	a final judgment for the payment of $35,000,000 or more (excluding any amounts covered by insurance) rendered against the Operating Partnership, the Company or any of the Operating Partnership or the Company’s respective subsidiaries, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for the Company, the Operating Partnership or any significant subsidiary (within the meaning of Regulation S-X promulgated under the Securities Act) or the Company or the Operating Partnership.

Item 3.03.	Material Modifications to the Rights of Security Holders.

On October 8, 2013, the Company filed with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) Articles Supplementary (the “Articles Supplementary”), to the Company’s Articles of Amendment and Restatement filed with SDAT on September 15, 2010, as amended by the Amendment to the Articles of Amendment and Restatement of the Corporation, effective April 25, 2013, classifying and designating an additional 3,910,000 shares of the Company’s authorized preferred capital stock as shares of the Series A Preferred Stock, including 510,000 shares if the underwriters’ option is exercised in full. The Series A Preferred Stock has the same terms and conditions as the 2,300,000 shares of Series A Preferred Stock issued by the Company on February 9, 2012 and provided for by the Articles Supplementary filed with SDAT on February 8, 2012 (the “Original Articles Supplementary”) other than the issue date, the issue price and the date from which dividends will begin to accrue, and forms a single series of preferred stock. The total shares of the Company’s authorized Series A Preferred Stock as of the date hereof is 6,210,000.

Item 5.03.	Amendments to Articles of Incorporation.

On October 8, 2013, the Company filed the Articles Supplementary with the Maryland State Department of Assessments and Taxation classifying and designating an additional 3,910,000 shares of the Company's authorized preferred capital stock as shares of the Series A Preferred Stock, including 510,000 shares if the underwriters' option is exercised in full. The Articles Supplementary were effective as of 8:30 am on October 9, 2013. The information about the Articles Supplementary under Item 3.03 of this Current Report on Form 8-K, including the summary description of the powers, preferences and privileges of the Series A Preferred Stock, is incorporated herein by reference.

A copy of the Articles Supplementary is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A specimen certificate for the Series A Preferred Stock is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of October 3, 2013, among the Company, Campus Crest Communities Operating Partnership, LP, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Raymond James & Associates, Inc., as representatives of the several underwriters named in Schedule II therein

3.1	Articles Supplementary establishing additional shares of Campus Crest Communities, Inc.’s 8.00% Series A Cumulative Redeemable Preferred Stock

4.1	Form of Specimen Certificate for Campus Crest Communities, Inc.’s 8.00% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Campus Crest Communities, Inc.’s Registration Statement on Form 8-A filed on February 7, 2012)

4.2	Indenture, dated October 9, 2013, among Campus Crest Communities Operating Partnership, LP, as issuer, Campus Crest Communities, Inc., as guarantor, and U.S. Bank National Association, as trustee, including the form of 4.75% Exchangeable Senior Notes due 2018 and the form of the related guarantee

4.3	Form of Global Note representing the Company’s 4.75% Exchangeable Senior Notes due 2018 (included in Exhibit 4.2)

5.1	Opinion of Hogan Lovells US LLP regarding legality of the shares

10.1	Registration Rights Agreement, dated October 9, 2013, among Campus Crest Communities Operating Partnership, LP, Campus Crest Communities, Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

10.2	First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Campus Crest Communities Operating Partnership, LP

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr.
Executive Vice President, Chief Financial Officer, and Secretary

Dated: October 9, 2013

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of October 3, 2013, among the Company, Campus Crest Communities Operating Partnership, LP, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Raymond James & Associates, Inc., as representatives of the several underwriters named in Schedule II therein

3.1	Articles Supplementary establishing additional shares of Campus Crest Communities, Inc.’s 8.00% Series A Cumulative Redeemable Preferred Stock

4.1	Form of Specimen Certificate for Campus Crest Communities, Inc.’s 8.00% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Campus Crest Communities, Inc.’s Registration Statement on Form 8-A filed on February 7, 2012)

4.2	Indenture, dated October 9, 2013, among Campus Crest Communities Operating Partnership, LP, as issuer, Campus Crest Communities, Inc., as guarantor, and U.S. Bank National Association, as trustee, including the form of 4.75% Exchangeable Senior Notes due 2018 and the form of the related guarantee

4.3	Form of Global Note representing the Company’s 4.75% Exchangeable Senior Notes due 2018 (included in Exhibit 4.2)

5.1	Opinion of Hogan Lovells US LLP regarding legality of the shares

10.1	Registration Rights Agreement, dated October 9, 2013, among Campus Crest Communities Operating Partnership, LP, Campus Crest Communities, Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

10.2	First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Campus Crest Communities Operating Partnership, LP

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).